CANADA LIFE FINANCIAL CORPORATION                                    Page 1 of 2

                                                                     EXHIBIT 3.5

                        CANADA LIFE FINANCIAL CORPORATION
                             MATERIAL CHANGE REPORT

                 SECTION 118(1) OF THE SECURITIES ACT (ALBERTA)
             SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA)
               SECTION 76(2) OF THE SECURITIES ACT (NEWFOUNDLAND)
                SECTION 81(2) OF THE SECURITIES ACT (NOVA SCOTIA)
                  SECTION 75(2) OF THE SECURITIES ACT (ONTARIO)
               SECTION 84(1) OF THE SECURITIES ACT (SASKATCHEWAN)

1.   REPORTING ISSUER

     CANADA LIFE FINANCIAL CORPORATION
     330 UNIVERSITY AVENUE
     TORONTO, ONTARIO
     M5G 1R8
     TEL: (416) 597-1440

2.   DATE OF MATERIAL CHANGE

     DECEMBER 9, 2002

3.   MEDIA RELEASE

     THE MATERIAL CHANGE WAS ANNOUNCED IN A MEDIA RELEASE TRANSMITTED ON DECEMBER 9, 2002 THROUGH CANADA NEWSWIRE. A COPY OF THE MEDIA RELEASE ACCOMPANIES THIS MATERIAL CHANGE REPORT.

4.   SUMMARY OF MATERIAL CHANGE

     CANADA LIFE RESPONDS TO UNSOLICITED OFFER FROM MANULIFE

5.   FULL DESCRIPTION OF MATERIAL CHANGE

     SEE ATTACHED MEDIA RELEASE.

6.   RELIANCE ON CONFIDENTIALITY PROVISIONS OF SECURITIES LEGISLATION

     NOT APPLICABLE.

7.   OMITTED INFORMATION

     NOT APPLICABLE.

8.   SENIOR OFFICER

     PATRICK CROWLEY, EXECUTIVE VICE-PRESIDENT & CHIEF FINANCIAL OFFICER OF CANADA LIFE FINANCIAL CORPORATION, IS KNOWLEDGEABLE ABOUT THE MATERIAL CHANGE DESCRIBED IN THIS REPORT AND CAN BE REACHED AT 416-597-1440, EXT. 5520.

9.   STATEMENT OF SENIOR OFFICER

          THE FOREGOING ACCURATELY DESCRIBES THE MATERIAL CHANGE DESCRIBED
          HEREIN.

          DATED AT TORONTO, ONTARIO, THIS 9TH DAY OF DECEMBER 2002.

          CANADA LIFE FINANCIAL CORPORATION

          "PATRICK CROWLEY"

          (SIGNED) PATRICK CROWLEY

          EXECUTIVE VICE-PRESIDENT &

          CHIEF FINANCIAL OFFICER

[LOGO]

                                       FOR IMMEDIATE RELEASE: DECEMBER 9, 2002
                                                            TSX: CL, NYSE: CLU


           CANADA LIFE RESPONDS TO UNSOLICITED OFFER FROM MANULIFE
               "PROPOSAL DOES NOT REFLECT VALUE OF COMPANY": NIELD

TORONTO, CANADA - Canada Life Financial Corporation (Canada Life(TM)) has been advised that Manulife Financial Corporation will offer to purchase all of the outstanding common shares of Canada Life with a combination of cash and Manulife common shares.

Manulife will offer for each Canada Life common share either (1) $40 in cash or (2) 1.055 Manulife common shares. The offer will be capped at 40% cash and 60% Manulife common shares.

The Board of Directors of Canada Life has formed a special committee with a mandate to review the proposed offer from Manulife, and any alternatives that maximize value for shareholders. The special committee has retained BMO Nesbitt Burns Inc. and Credit Suisse First Boston as financial advisors.

David A. Nield, Chairman and Chief Executive Officer said that, "In my view, this proposal does not reflect the value of our company. We and our professional advisors are reviewing our strategic options".

Canada Life will not discuss any further details about the Manulife proposal until its Board of Directors has met.

Canada Life Financial Corporation, established in 1999, is the holding company for The Canada Life Assurance Company and is traded on the Toronto Stock Exchange under the symbol "CL" and the New York Stock Exchange under the symbol "CLU". The Canada Life Assurance Company, Canada's first domestic life insurance company founded in 1847, has total assets under administration in excess of $65 billion. Headquartered in Toronto, the Company operates in Canada, the United States, the Republic of Ireland, the United Kingdom, Germany, Brazil, Hong Kong and the Caribbean.

                                     - 30 -

All figures in Canadian dollars.

For further information contact:
Media Inquiries:                            Investor Relations:
Ardyth Percy-Robb,                          Brian Lynch
Corporate Communications Vice-President,    Investor Relations Vice-President
(416) 597-1440, ext 6104,                   (416) 597-1440, ext 6693
ardyth_percy-robb@canadalife.com            brian_lynch@canadalife.com


CANADA LIFE FINANCIAL CORPORATION

                        CANADA LIFE FINANCIAL CORPORATION
                             MATERIAL CHANGE REPORT
                 SECTION 118(1) OF THE SECURITIES ACT (ALBERTA)
             SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA)
               SECTION 76(2) OF THE SECURITIES ACT (NEWFOUNDLAND)
                SECTION 81(2) OF THE SECURITIES ACT (NOVA SCOTIA)
                  SECTION 75(2) OF THE SECURITIES ACT (ONTARIO)
               SECTION 84(1) OF THE SECURITIES ACT (SASKATCHEWAN)

1.   REPORTING ISSUER
     CANADA LIFE FINANCIAL CORPORATION
     330 UNIVERSITY AVENUE
     TORONTO, ONTARIO
     M5G 1R8
     TEL: (416) 597-1440
2.   DATE OF MATERIAL CHANGE
     DECEMBER 27, 2002
3.   MEDIA RELEASE
     THE MATERIAL CHANGE WAS ANNOUNCED IN A MEDIA RELEASE TRANSMITTED ON DECEMBER 27, 2002 THROUGH CANADA NEWSWIRE. A COPY OF THE MEDIA RELEASE ACCOMPANIES THIS MATERIAL CHANGE REPORT.
4.   SUMMARY OF MATERIAL CHANGE
     CANADA LIFE CONFIRMS RECEIPT OF UNSOLICITED OFFER
5.   FULL DESCRIPTION OF MATERIAL CHANGE
     SEE ATTACHED MEDIA RELEASE.
6.   RELIANCE ON CONFIDENTIALITY PROVISIONS OF SECURITIES LEGISLATION
     NOT APPLICABLE.

7.   OMITTED INFORMATION
     NOT APPLICABLE.
8.   SENIOR OFFICER
     PATRICK CROWLEY, EXECUTIVE VICE-PRESIDENT & CHIEF FINANCIAL OFFICER OF CANADA LIFE FINANCIAL CORPORATION, IS KNOWLEDGEABLE ABOUT THE MATERIAL CHANGE DESCRIBED IN THIS REPORT AND CAN BE REACHED AT 416-597-1440, EXT. 5520.
9.   STATEMENT OF SENIOR OFFICER
     THE FOREGOING ACCURATELY DESCRIBES THE MATERIAL CHANGE DESCRIBED HEREIN.

          DATED AT TORONTO, ONTARIO, THIS 27TH DAY OF DECEMBER 2002.

          CANADA LIFE FINANCIAL CORPORATION
          "PATRICK CROWLEY"
          (SIGNED) PATRICK CROWLEY
          EXECUTIVE VICE-PRESIDENT &
          CHIEF FINANCIAL OFFICER

                                      FOR IMMEDIATE RELEASE: DECEMBER 27, 2002
                                                            TSX: CL, NYSE: CLU


                   CANADA LIFE CONFIRMS RECEIPT OF UNSOLICITED OFFER
              SPECIAL COMMITTEE SAYS "NO NEED TO DO ANYTHING IMMEDIATELY"


Toronto, Ontario - Canada Life Financial Corporation (Canada Life(TM)) today confirmed it has received Manulife Financial Corporation's unsolicited offer to acquire all of Canada Life's outstanding common shares.

Arthur R. A. Scace, Chairman of the Special Committee of Canada Life's Board of Directors reminded shareholders that: "There is no need to do anything immediately. Canada Life's Directors will provide shareholders with further information in their Directors' Circular, which will be mailed by January 13th. There is no reason for shareholders to respond to the Manulife offer at this time. The offer will be open for 60 days and probably longer as a result of Manulife's need to obtain approval from regulatory authorities. Shareholders will have plenty of time to respond to this unsolicited take-over bid."

Canada Life Financial Corporation, established in 1999, is the holding company for The Canada Life Assurance Company and is traded on the Toronto Stock Exchange under the symbol "CL" and the New York Stock Exchange under the symbol "CLU". The Canada Life Assurance Company, Canada's first domestic life insurance company founded in 1847, has total assets under administration in excess of $65 billion. Headquartered in Toronto, the Company operates in Canada, the United States, the Republic of Ireland, the United Kingdom, Germany, Brazil, Hong Kong and the Caribbean.

                                     - 30 -



For further information contact:
Media Inquiries:
Ardyth Percy-Robb,
Corporate Communications Vice-President,
(416) 597-1440, ext 6104,
ardyth_percy-robb@canadalife.com

CANADA LIFE FINANCIAL CORPORATION

                        CANADA LIFE FINANCIAL CORPORATION

                             MATERIAL CHANGE REPORT

                 SECTION 118(1) OF THE SECURITIES ACT (ALBERTA)
             SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA)
               SECTION 76(2) OF THE SECURITIES ACT (NEWFOUNDLAND)
                SECTION 81(2) OF THE SECURITIES ACT (NOVA SCOTIA)
                  SECTION 75(2) OF THE SECURITIES ACT (ONTARIO)
               SECTION 84(1) OF THE SECURITIES ACT (SASKATCHEWAN)

1.   REPORTING ISSUER

     CANADA LIFE FINANCIAL CORPORATION
     330 UNIVERSITY AVENUE
     TORONTO, ONTARIO
     M5G 1R8

     TEL: (416) 597-1440

2.   DATE OF MATERIAL CHANGE

     JANUARY 13, 2003

3.   MEDIA RELEASE

     THE MATERIAL CHANGE WAS ANNOUNCED IN A MEDIA RELEASE TRANSMITTED ON JANUARY 13, 2003 THROUGH CANADA NEWSWIRE. A COPY OF THE MEDIA RELEASE ACCOMPANIES THIS MATERIAL CHANGE REPORT.

4.   SUMMARY OF MATERIAL CHANGE

     "CANADA LIFE BOARD RECOMMENDS REJECTION OF MANULIFE OFFER"

5.   FULL DESCRIPTION OF MATERIAL CHANGE

     SEE ATTACHED MEDIA RELEASE.

6.   RELIANCE ON CONFIDENTIALITY PROVISIONS OF SECURITIES LEGISLATION

     NOT APPLICABLE.

7.   OMITTED INFORMATION

     NOT APPLICABLE.

8.   SENIOR OFFICER

     PATRICK CROWLEY, EXECUTIVE VICE-PRESIDENT & CHIEF FINANCIAL OFFICER OF CANADA LIFE

     FINANCIAL CORPORATION, IS KNOWLEDGEABLE ABOUT THE MATERIAL CHANGE DESCRIBED IN THIS REPORT AND CAN BE REACHED AT 416-597-1440, EXT. 5520.

9.   STATEMENT OF SENIOR OFFICER

          THE FOREGOING ACCURATELY DESCRIBES THE MATERIAL CHANGE DESCRIBED
          HEREIN.

          DATED AT TORONTO, ONTARIO, THIS 13TH DAY OF JANUARY 13, 2003.

          CANADA LIFE FINANCIAL CORPORATION

          "PATRICK CROWLEY"

          (SIGNED) PATRICK CROWLEY
          EXECUTIVE VICE-PRESIDENT &
          CHIEF FINANCIAL OFFICER

                                        FOR IMMEDIATE RELEASE - JANUARY 13, 2003

                                                              TSX: CL, NYSE: CLU


            CANADA LIFE BOARD RECOMMENDS REJECTION OF MANULIFE OFFER

           DIRECTORS' CIRCULAR DETAILS REASONS WHY OFFER IS INADEQUATE

Toronto, Ontario - Canada Life Financial Corporation (Canada Life(TM)) today mailed its Directors' Circular related to Manulife Financial Corporation's unsolicited offer to acquire the outstanding common shares of Canada Life. The Circular includes the unanimous conclusion of the Company's Board of Directors that the offer is inadequate and recommendation of the Board that shareholders reject the offer and not tender their shares. Two leading investment banking firms, BMO Nesbitt Burns and Credit Suisse First Boston, have provided the Board with opinions that the offer is inadequate.

"The Circular details all the reasons behind the Board's unanimous conclusion that the Offer is inadequate and that acceptance is not in the best interests of shareholders," said David A. Nield, Chairman and Chief Executive Officer of Canada Life. "Prominent among the reasons is the opinion of the Board that the offer fails to reflect the value of Canada Life shares."

The Circular highlights among other things that:

THE MANULIFE OFFER DOES NOT REFLECT THE VALUE OF CANADA LIFE SHARES because:
o The offer is priced at valuation multiples substantially below those derived from comparable transactions.

o The offer does not reflect the unique value and growth prospects of Canada Life.

THE TIMING OF MANULIFE'S OFFER IS UNFAIR TO CANADA LIFE'S SHAREHOLDERS and maximizes the benefit to Manulife's shareholders at the expense of Canada Life's shareholders. This is because at the time of the offer:

o Canada Life's shares were trading near their 52 week low. As recently as June, 2002, Canada Life's shares had traded at prices in excess of $40, exceeding the current market value of the Manulife offer.

o Manulife's share price was relatively high. On December 6, 2002, the last trading day before Manulife announced its intention to make an offer, Manulife's shares closed at $37.90, having traded as low as $27.62 as recently as October 7, 2002. Since the date of the Manulife offer until January 8, 2003, Manulife's shares have traded at prices ranging from $34 to $37.30 .

o The trading price of a Canada Life share relative to the trading price of a Manulife share was almost at an historic low - a level particularly unfavourable to Canada Life shareholders.

MANULIFE CAN AFFORD TO PAY MORE. Canada Life believes that Manulife has the ability to significantly increase its offer and still realize meaningful financial benefits for its shareholders.

THE 20 DAY WEIGHTED AVERAGE TRADING PRICE OF THE CANADA LIFE SHARES OF $40.75 is greater than the average market value of the Manulife offer of $38.54 as of January 8, 2003 and has consistently been greater since the announcement of Manulife's offer.

Canada Life's Board, through its Special Committee and advisors is actively considering alternatives to the Manulife offer. Among other initiatives, the Company has established data rooms for the purpose of providing confidential information to third parties.

There is no need for Canada Life shareholders to do anything immediately. The offer is currently open until February 28, 2003 and it is entirely possible that one or more extensions will be necessary to deal with regulatory issues. The Board intends to communicate further with Canada Life's shareholders prior to the expiry of the offer.

Canada Life Financial Corporation will host a Conference Call at 10:00 a.m. today, Toronto time. Members of the media are welcome to listen in on the call. In Toronto, the number is 416-405-9328. Toll free, North America, the number is 1-800-387-6216. Participants are asked to provide their name, location and organization to the operator. A playback of this call will be available after 5:00 p.m. January 13, 2003, Toronto time until midnight, Toronto time on January 20, 2003 at 416-695-5800 (Passcode: 1346225) or toll free in North America at 1-800-408-3053 (Passcode: 1346225).

The Directors' Circular is posted on the "Latest Shareholder News" section of Canada Life's website at www.canadalife.com.

The call will be made available to listeners live over the Internet through Canada Life's web site. Go to http://www.canadalife.com/investor and click on "Presentations". The web cast will be archived and available on the web site.

Canada Life Financial Corporation, established in 1999, is the holding company for The Canada Life Assurance Company and is traded on the Toronto Stock Exchange under the symbol "CL" and the New York Stock Exchange under the symbol "CLU". The Canada Life Assurance Company, Canada's first domestic life insurance company founded in 1847, has total assets under administration in excess of $65 billion. Headquartered in Toronto, the Company operates in Canada, the United States, the Republic of Ireland, the United Kingdom, Germany, Brazil, Hong Kong and the Caribbean.

                                     - 30 -



For further information contact:

Media Inquiries:                                        Investor Relations:
Ardyth Percy-Robb,                                      Brian Lynch
Corporate Communications Vice-President,                Vice-President, Investor Relations,
(416) 597-1440, ext 6104,                               (416) 597-1440, ext 6693,
ardyth_percy-robb@canadalife.com                        brian_lynch@canadalife.com


[LOGO]

                        CANADA LIFE FINANCIAL CORPORATION

                             MATERIAL CHANGE REPORT

                 SECTION 118(1) OF THE SECURITIES ACT (ALBERTA)
             SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA)
               SECTION 76(2) OF THE SECURITIES ACT (NEWFOUNDLAND)
                SECTION 81(2) OF THE SECURITIES ACT (NOVA SCOTIA)
                  SECTION 75(2) OF THE SECURITIES ACT (ONTARIO)
               SECTION 84(1) OF THE SECURITIES ACT (SASKATCHEWAN)

1.   REPORTING ISSUER

     CANADA LIFE FINANCIAL CORPORATION
     330 UNIVERSITY AVENUE
     TORONTO, ONTARIO
     M5G 1R8

     TEL: (416) 597-1440

2.   DATE OF MATERIAL CHANGE

     FEBRUARY 17, 2003

3.   MEDIA RELEASE

     THE MATERIAL CHANGE WAS ANNOUNCED IN A MEDIA RELEASE TRANSMITTED ON FEBRUARY 17, 2003 THROUGH CANADA NEWSWIRE. A COPY OF THE MEDIA RELEASE ACCOMPANIES THIS MATERIAL CHANGE REPORT.

4.   SUMMARY OF MATERIAL CHANGE

     CANADA LIFE BOARD APPROVES ACQUISITION BY GREAT-WEST LIFECO

5.   FULL DESCRIPTION OF MATERIAL CHANGE

     SEE ATTACHED MEDIA RELEASE.

6.   RELIANCE ON CONFIDENTIALITY PROVISIONS OF SECURITIES LEGISLATION

     NOT APPLICABLE.

[LOGO]

7.   OMITTED INFORMATION

     NOT APPLICABLE.

8.   SENIOR OFFICER

     PATRICK CROWLEY, EXECUTIVE VICE-PRESIDENT & CHIEF FINANCIAL OFFICER OF CANADA LIFE

     FINANCIAL CORPORATION, IS KNOWLEDGEABLE ABOUT THE MATERIAL CHANGE DESCRIBED IN THIS REPORT AND CAN BE REACHED AT 416-597-1440, EXT. 5520.

9.   STATEMENT OF SENIOR OFFICER

          THE FOREGOING ACCURATELY DESCRIBES THE MATERIAL CHANGE DESCRIBED
          HEREIN.

          DATED AT TORONTO, ONTARIO, THIS 17TH DAY OF FEBRUARY 2003.

          CANADA LIFE FINANCIAL CORPORATION
          "PATRICK CROWLEY"
          (SIGNED) PATRICK CROWLEY
          EXECUTIVE VICE-PRESIDENT &
          CHIEF FINANCIAL OFFICER

[LOGO]


                                     FOR IMMEDIATE RELEASE - FEBRUARY 17, 2003
                                                            TSX: CL, NYSE: CLU

         CANADA LIFE BOARD APPROVES ACQUISITION BY GREAT-WEST LIFECO


TRANSACTION PROVIDES GREATER SHAREHOLDER VALUE

TORONTO, CANADA - Canada Life Financial Corporation (Canada Life(TM)) today announced that Great-West Lifeco Inc. (Great-West) has agreed to acquire all of Canada Life's common shares for a combination of cash and Great-West securities valued at $44.50 per Canada Life common share. Canada Life's Board of Directors has unanimously endorsed the transaction and is recommending that shareholders approve the transaction at an upcoming shareholders meeting.

The Great-West purchase price is 15% higher than the value of the current offer by Manulife Financial Corporation, which stands at $38.66 per Canada Life share, based on the closing common share price for each of the companies on February 14, 2003.

"Canada Life's Board of Directors is very pleased to announce a mutually beneficial transaction with an exceptional Canadian company," said David Nield, Chairman and Chief Executive Officer of Canada Life. "This is a winning combination. Our shareholders will be pleased that we have achieved a price greater than Manulife's offer and our policyholders, distributors and customers will continue to enjoy the commitment to quality and service they deserve."

"Canada Life has a proud history," said Raymond McFeetors, Co-President and Chief Executive Officer for Great-West Lifeco Inc. "We see great value in the brand and are committed to maintaining it. We have great respect for the staff and management of Canada Life and look forward to working with them."

Members of the media are invited to attend a press conference today, at which David Nield and Raymond McFeetors will discuss the transaction. A question and answer session will follow their remarks. The press conference is scheduled to begin at 10:00 a.m. (e.s.t.) at the News Theatre, located at 98 The Esplanade in Toronto. Registration for the session will begin at 9:45 a.m. An audio and video web cast of the press conference will also be available live over the Internet by accessing Canada Life's web site at www.canadalife.com/investor and clicking on "Presentations". Teleconferencing is available toll free in North America by calling 1-800-814-3911.

The terms of the agreement allow Canada Life shareholders to elect, in respect of each Canada Life common share held, any one or a combination of:

o    $44.50 in cash;
o    1.78 $25.00 par value 4.80% Great-West preferred shares;
o    1.78 $25.00 par value perpetual 5.90% Great-West preferred shares;
o    1.1849 Great-West common shares;

subject to maximum amounts and proration. The total consideration being offered to shareholders consists of approximately 60% cash, 29% common shares and 11% preferred shares.

[LOGO]

Canada Life has agreed not to solicit further proposals for the acquisition of Canada Life, but is permitted to accept a superior proposal which is more favorable to Canada Life, subject to Great-West's right to match and payment of a termination fee to Great-West equal to approximately 3.95% of the acquisition price.

Closing is expected to occur prior to July 31, 2003 and is subject to regulatory approval, approval of two thirds of votes cast at a meeting of Canada Life common shareholders and other customary conditions.

Later this week, Canada Life shareholders will be mailed materials detailing recent developments and a reconfirmation of Canada Life's recommendation to reject Manulife's unsolicited offer. They will also be mailed, in approximately a month, full details of the Great-West Life transaction and Canada Life's reasons for recommending shareholder approval of the transaction. In the interim, shareholders are encouraged to access the "Latest Shareholder News" section of Canada Life's web site at www.canadalife.com or call our information agent, Georgeson Shareholder, toll free at the numbers indicated below.

               1-866-802-5796 (Canada & USA - English)
               1-866-860-4550 (Canada & USA - French)
               1-800-300-062 (Republic of Ireland)
               0-800-018-3047 (United Kingdom)
               416-642-7084 (Other countries, call collect)

Canada Life continues to recommend that shareholders DO NOT TENDER THEIR SHARES TO THE MANULIFE OFFER. Shareholders who may have already tendered to the Manulife offer can retrieve their shares and take advantage of the Great-West alternative by completing a withdrawal form, which is available on the Canada Life web site or from Georgeson Shareholder, who can provide assistance in completing the withdrawal.

About Canada Life
Canada Life Financial Corporation, established in 1999, is the holding company for The Canada Life Assurance Company and is traded on the Toronto Stock Exchange under the symbol "CL" and the New York Stock Exchange under the symbol "CLU". The Canada Life Assurance Company, Canada's first domestic life insurance company founded in 1847, has total assets under administration in excess of $68 billion. Headquartered in Toronto, the Company operates in Canada, the United States, the Republic of Ireland, the United Kingdom, Germany, Brazil, Hong Kong and the Caribbean.

About Great-West Lifeco Inc.
Great-West Lifeco Inc. (TSE:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses, primarily in Canada and the United States. Lifeco's subsidiaries - The Great-West Life Assurance Company and London Life Insurance Company in Canada and Great-West Life & Annuity Insurance Company in the United States - serve the financial security needs of more than 13 million people. Lifeco and its companies have $96 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.

                                      - 30 -

[LOGO]


All figures in Canadian dollars.

For investor relations and media information, contact:
Brian Lynch
Vice-President, Investor Relations and Corporate Communications
(416) 597-1440, ext. 6693
brian_lynch@canadalife.com

      For media scheduling information, contact:

      Chris McAuliffe
      Senior Communications Consultant,
      Corporate Communications
      (416) 597-1440, ext. 8533
      chris_mcauliffe@canadalife.com

                        CANADA LIFE FINANCIAL CORPORATION

                             MATERIAL CHANGE REPORT
                             ----------------------

1.       REPORTING ISSUER

         Canada Life Financial Corporation
         330 University Avenue
         Toronto, Ontario
         M5G 1R8

2.       DATE OF MATERIAL CHANGE

         February 14, 2003

3.       PRESS RELEASE

         A press release announcing the material change was issued on February 17, 2003 through Canada Newswire. A copy of the press release is attached hereto as Schedule "A".

4.       SUMMARY OF MATERIAL CHANGE

         Canada Life Financial Corporation ("Canada Life") entered into an agreement (the "Transaction Agreement") with Great-West Lifeco Inc. ("Lifeco") pursuant to which Lifeco will acquire (the "Transaction") all of the outstanding common shares of Canada Life (the "Canada Life Common Shares") for aggregate consideration of approximately $7.3 billion.

         The Transaction will be effected by way of a reorganization of the capital of Canada Life. A meeting of the Canada Life Common Shareholders (the "Shareholders Meeting") will be held to consider the Transaction. The Transaction is subject to customary conditions, including, without limitation, approval by applicable regulatory authorities and approval by Canada Life Common Shareholders. Canada Life anticipates holding the shareholder meeting in the second quarter of 2003.

5.       FULL DESCRIPTION OF MATERIAL CHANGE

THE TRANSACTION

         Under the terms of the Transaction Agreement, Canada Life Common Shareholders will exchange, on closing, each Canada Life Common Share for, at the election of the Canada Life Common Shareholder and subject to pro ration:
(i) $44.50 in cash; (ii) 1.78 Lifeco Series E

Shares; (iii) 1.78 Lifeco Series F Shares; (iv) 1.1849 Lifeco Common Shares; or
(v) a combination of the foregoing alternatives, with an aggregate of $4,372,161,384 in cash, 24,000,000 Lifeco Series E Shares, 8,000,000 Lifeco
Series F Shares, and 55,958,505 Lifeco Common Shares available.

         To the extent that the aggregate number of Canada Life Common Shares is less than 163,455,312 as a result of unexercised Canada Life stock options, Canada Life Common Shares acquired by Canada Life subsequent to February 14, 2003 and Canada Life Common Shares in respect of which dissent rights have been validly exercised, the aggregate purchase price shall be reduced by such shortfall, multiplied by $44.50 per share.

         Fractional shares will be aggregated, sold in the market and the cash proceeds, net of costs of sale, will be remitted to those entitled thereto.

         If as a result of Canada Life shareholder elections, one or more forms of the consideration offered by Lifeco in connection with the Transaction are fully utilized, the amount of such consideration to be paid or issued to Canada Life shareholders will be pro rated among the shareholders electing to receive such form of consideration and the balance of the consideration paid to such shareholders will consist of consideration in one or more of the other forms of consideration offered.

         Shareholders who do not make a proper election in respect of the Transaction will be deemed to have elected the form of consideration available after the elections of shareholders who have made proper elections are determined; provided that all non-electing shareholders will receive the same relative proportions of the remaining consideration.

         The Transaction is subject to a number of conditions, including, without limitation, approval by Canada Life Common Shareholders of a special resolution (passed by a majority of not less than two thirds of the votes cast, in person or by proxy, at the meeting) approving the Transaction and approval of Canada Life Common Shareholders of an ordinary resolution (passed by a majority of the votes cast, in person or by proxy, at the meeting) consenting to the waiver of the application of the shareholder rights plan of Canada Life to the Transaction and receipt of applicable regulatory approvals of the Transaction. A meeting of the Common Shareholders of Canada Life will be held to consider those resolutions.

THE TRANSACTION AGREEMENT

         The Transaction Agreement was approved by the board of directors of Canada Life after consultation with its financial and legal advisors. The board of directors of Canada Life have received opinions from BMO Nesbitt Burns Inc. and Credit Suisse First Boston LLC that the aggregate consideration offered by Lifeco in connection with the Transaction is fair, from a financial point of view, to Canada Life and its shareholders. The board of directors has determined to recommend that Canada Life shareholders vote to approve the Transaction.

         The Transaction Agreement contains customary representations and warranties of Canada Life and Lifeco. Pursuant to the Transaction Agreement, Canada Life has covenanted, among other things, to conduct the business of Canada Life and its subsidiaries in the ordinary course of business and consistent with past practice. Each of Canada Life and Lifeco have agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to support approval of and to complete the Transaction. Each of Canada Life and Lifeco have also agreed to refrain from taking certain specified actions.

         The Transaction Agreement provides that the completion of the Transaction is subject to a number of conditions including: (a) the approval of the Transaction by the holders of Canada Life Common Shares at the shareholder meeting as required by applicable laws; (b) receipt of all regulatory approvals of the Transaction required or appropriate under regulatory legislation, on a basis which does not impose terms which, in the aggregate would have a material adverse effect on Lifeco and Canada Life on a combined basis; (c) the absence of any restrictions or limitations on the completion of the Transaction under the competition laws of Canada, the United States, the United Kingdom and the European Community; (d) receipt of all other material consents, waivers, permits, orders and approvals required to permit the consummation of the Transaction on a basis which does not impose terms which, in the aggregate would have a material adverse effect on Lifeco and Canada Life on a combined basis;
(e) no action, suit or proceeding shall have been threatened or taken before or by any court or governmental agency or other regulatory authority or by any other person and no law, regulation or policy shall have been proposed, enacted, promulgated or applied to cease trade, enjoin, prohibit or impose material limitations or conditions on the Transaction or the ownership by Lifeco of the shares of Canada Life or which, if the Transaction were consummated, in the opinion of Lifeco or Canada Life, would have a material adverse effect on Lifeco and Canada Life on a combined basis; (f) Lifeco shall have determined that the Canada Life shareholder rights plan shall have been waived or otherwise rendered unexercisable or unenforceable; (g) there shall not have occurred any change in the business, operations, assets, capitalization, financial condition, licenses, permits, rights, privileges or liabilities, whether contractual or otherwise, of Lifeco or any subsidiary or affiliate which, in the opinion of Canada Life, is materially adverse to Lifeco and Canada Life on a combined basis; and (h) other conditions customary to transactions of this nature.

         The Transaction Agreement provides for a right of dissent for Canada Life shareholders. Lifeco has the right to not proceed with the Transaction should shareholders holding more than 5% of the outstanding Canada Life Common Shares, other than Canada Life Common Shares held by Manulife Financial Corporation, exercise their dissent rights.

         Canada Life has agreed to declare record dates with respect to the payment of all future Canada Life Common Share quarterly dividends to be the same as the record dates for the payment for Lifeco common share quarterly dividends.

         NON-SOLICITATION, SUPERIOR PROPOSAL, RIGHT TO MATCH AND  FEES

         Canada Life has agreed that from February 14, 2003 until the completion of the Transaction or the termination of the Transaction Agreement, Canada Life will cease any existing negotiations, and will not initiate or undertake any negotiations, with any other party with respect to an Acquisition Proposal. The term "Acquisition Proposal" means and includes any transaction including a take-over bid, amalgamation, arrangement, share exchange, recapitalization, consolidation, merger, sale, lease or transfer of material assets, material reinsurance transaction, material sale of treasury shares or rights or interests therein or thereto, business combination or other similar transactions with a party other than Lifeco (or a Lifeco affiliate), involving Canada Life or any of its material subsidiaries; the acquisition in any manner, directly or indirectly (or any lease, long term supply agreement or other arrangement having the same economic effect as a purchase or sale of assets), of assets which individually or in the aggregate exceed 25% of the book value of the consolidated assets of Canada Life; the acquisition in any manner, directly or indirectly, any shares or securities convertible, exercisable or exchangeable for securities which exceed 25% of the outstanding voting securities of Canada Life; any reinsurance transaction or arrangement other than in the ordinary course of business which is material to Canada Life; any sale of treasury shares, or securities convertible, exercisable or exchangeable for treasury shares, which exceed 25% of the outstanding voting securities of Canada Life or a material subsidiary of Canada Life or rights or interests therein or thereto; other than transactions contemplated by the Transaction Agreement.

         Canada Life has also agreed to close its data room, terminate any access thereto and to confidential or undisclosed information regarding Canada Life. In addition, Canada Life may not solicit, initiate, invite, assist, facilitate, promote, encourage or entertain (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) an Acquisition Proposal from any person or party (the "Non-Solicitation Restriction").

         The Non-Solicitation Restriction does not apply where an unsolicited Acquisition Proposal is received by Canada Life and the board of directors of Canada Life, after consultation with legal and financial advisors, has determined that it is necessary to consider the Acquisition Proposal in order to discharge its fiduciary duties properly and that the Acquisition Proposal, if consummated in accordance with its terms, would result in a transaction more favourable to Canada Life and its shareholders, would have a greater value per Canada Life Common Share than the Transaction and is reasonably capable of completion without undo delay having regard to the nature, scope and size of Canada Life and its business and the regulatory environment in which it and its subsidiaries operate (a "Superior Proposal") and the Acquisition Proposal is not conditional upon access or continued access to confidential or undisclosed information concerning Canada Life.

         Canada Life must notify Lifeco immediately of the receipt of any actual or potential Acquisition Proposal. Canada Life may not enter into any discussion with or provide any confidential or undisclosed information to a person making or proposing to make an Acquisition Proposal until at least 48 hours after it has given notice of the request and the relevant details of the Acquisition Proposal to Lifeco, including the identity of the person making the proposal.

         Lifeco has the right to match any Acquisition Proposal for a period of 48 hours from the time it receives notice of the Acquisition Proposal from Canada Life, and upon Lifeco exercising such right to match, Canada Life will not enter into any discussions with or provide any information to the person making such Acquisition Proposal.

         Lifeco has a further right to match any Superior Proposal for a period of five days from the time it receives notice from Canada Life that the board of directors of Canada Life has determined that an Acquisition Proposal is a Superior Proposal, the basis upon which such determination has been made and all relevant information concerning the Superior Proposal (including all terms and conditions and the identity of the person making the proposal). The party making the Superior Proposal shall be bound by a confidentiality and standstill agreement no more favourable to it than the confidentiality and standstill agreement between Lifeco and Canada Life. If Lifeco agrees to amend the terms of the Transaction such that they are as favourable or more favourable to the Canada Life shareholders than the terms of the Acquisition Proposal, Canada Life will accept the revised Transaction with Lifeco and will not proceed with the Superior Proposal.

         Canada Life is entitled to accept an unmatched Superior Proposal provided that: (i) it has complied with the exclusivity, non-solicitation and notice provisions of the Transaction Agreement; and (ii) Canada Life pays Lifeco $287,315,000 (the "Termination Fee").

         Canada Life is required to pay to Lifeco the Termination Fee within three days of the occurrence of any of the following circumstances (each being a "Termination Fee Event"): (a) Canada Life fails to recommend or confirm its recommendation, within two business days of being requested to do so by Lifeco, or withdraws, modifies or changes in any way adverse to Lifeco its recommendation of the Transaction Agreement or of the Transaction; (b) Canada Life accepts, approves, recommends or enters into an agreement with any person with respect to a Superior Proposal; (c) Canada Life materially breaches its exclusivity, non-solicitation or rights to match obligations contained in the Transaction Agreement; or (d) an Acquisition Proposal (including an amended offer by Manulife Financial Corporation) is publicly disclosed, announced or made prior to the time of the Canada Life shareholder vote to consider the Transaction at the shareholder meeting and the Transaction is not approved by Canada Life shareholders.

         If the Transaction is not completed because of any breach or failure by Canada Life to perform its obligations, Canada Life will pay Lifeco $30 million to reimburse it for expenses incurred except if the Transaction is not completed because of the failure of Canada Life to obtain any required regulatory approvals for which it had sole or principal responsibility, Canada Life will reimburse Lifeco's actual expenses only to a maximum of $5 million.

         If the Transaction is not completed because of any breach or failure by Lifeco to perform its obligations, Lifeco will pay Canada Life $15 million to reimburse it for expenses incurred except if the Transaction is not completed because of the failure of Lifeco to obtain any required regulatory approvals for which it had sole or principal responsibility, Lifeco will reimburse Canada Life's actual expenses only to a maximum of $5 million.

         TERMINATION

         The Transaction Agreement may be terminated prior to the completion of the Transaction: (a) by either Lifeco or Canada Life upon the failure to satisfy conditions in favour of the party seeking to terminate the Transaction Agreement; (b) by mutual agreement of Canada Life and Lifeco; (c) by either Canada Life or Lifeco if any law makes the completion of the Transaction or other transactions contemplated by the Transaction Agreement or any part of it illegal or otherwise prohibited; (d) by Lifeco if the board of directors of Canada Life has: (i) withdrawn, modified or changed in a manner adverse to Lifeco's ability to complete the Transaction, its approval or recommendation of the Transaction and the other transactions contemplated by the Transaction Agreement, or (ii) approved or recommended any other Acquisition Proposal; (e) by Lifeco if any of the conditions to the completion of the Transaction is not satisfied or waived by Lifeco prior to the closing or for a period up to a further 30 days in the event any regulatory approval has not been obtained, provided it is still being pursued in good faith by Lifeco; (f) by Canada Life in order to enter into a definitive written agreement with respect to a Superior Proposal in accordance with the terms hereof (without relieving Canada Life of the obligation to pay the Break Fee required to be paid pursuant to the Transaction Agreement).

         If the closing date does not occur on or prior to July 31, 2003 or such other date that is otherwise agreed to in writing by the Parties, the Transaction Agreement will terminate unless the failure is the result of an injunction or the inability to obtain a required regulatory approval, in which case the closing date will be extended by not more than 30 days.

5.       OMITTED INFORMATION

         No material information has been omitted.

6.       SENIOR OFFICER

         Any enquiries with respect to this material change report or the transactions described in this material change report should be made to:

         Canada Life Financial Corporation
         330 University Avenue
         Toronto, Ontario
         M5G 1R8

         Attention:        Andrew Brands
         Telephone:        416-597-1440, ext. 5717

7.       STATEMENT OF SENIOR OFFICER

         The foregoing accurately discloses the material change referred to herein.

         DATED at Toronto, Ontario this 24th day of February, 2003.




                                       "Andrew Brands"
                                       ----------------------------------
                                       ANDREW BRANDS,
                                       SENIOR VICE-PRESIDENT AND GENERAL COUNSEL

                                  SCHEDULE "A"


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                                     FOR IMMEDIATE RELEASE - FEBRUARY 17, 2003
                                                            TSX: CL, NYSE: CLU

         CANADA LIFE BOARD APPROVES ACQUISITION BY GREAT-WEST LIFECO


TRANSACTION PROVIDES GREATER SHAREHOLDER VALUE

TORONTO, CANADA - Canada Life Financial Corporation (Canada Life(TM)) today announced that Great-West Lifeco Inc. (Great-West) has agreed to acquire all of Canada Life's common shares for a combination of cash and Great-West securities valued at $44.50 per Canada Life common share. Canada Life's Board of Directors has unanimously endorsed the transaction and is recommending that shareholders approve the transaction at an upcoming shareholders meeting.

The Great-West purchase price is 15% higher than the value of the current offer by Manulife Financial Corporation, which stands at $38.66 per Canada Life share, based on the closing common share price for each of the companies on February 14, 2003.

"Canada Life's Board of Directors is very pleased to announce a mutually beneficial transaction with an exceptional Canadian company," said David Nield, Chairman and Chief Executive Officer of Canada Life. "This is a winning combination. Our shareholders will be pleased that we have achieved a price greater than Manulife's offer and our policyholders, distributors and customers will continue to enjoy the commitment to quality and service they deserve."

"Canada Life has a proud history," said Raymond McFeetors, Co-President and Chief Executive Officer for Great-West Lifeco Inc. "We see great value in the brand and are committed to maintaining it. We have great respect for the staff and management of Canada Life and look forward to working with them."

Members of the media are invited to attend a press conference today, at which David Nield and Raymond McFeetors will discuss the transaction. A question and answer session will follow their remarks. The press conference is scheduled to begin at 10:00 a.m. (e.s.t.) at the News Theatre, located at 98 The Esplanade in Toronto. Registration for the session will begin at 9:45 a.m. An audio and video web cast of the press conference will also be available live over the Internet by accessing Canada Life's web site at www.canadalife.com/investor and clicking on "Presentations". Teleconferencing is available toll free in North America by calling 1-800-814-3911.

The terms of the agreement allow Canada Life shareholders to elect, in respect of each Canada Life common share held, any one or a combination of:

o    $44.50 in cash;
o    1.78 $25.00 par value 4.80% Great-West preferred shares;
o    1.78 $25.00 par value perpetual 5.90% Great-West preferred shares;
o    1.1849 Great-West common shares;

subject to maximum amounts and proration. The total consideration being offered to shareholders consists of approximately 60% cash, 29% common shares and 11% preferred shares.


                                      3


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Canada Life has agreed not to solicit further proposals for the acquisition of Canada Life, but is permitted to accept a superior proposal which is more favorable to Canada Life, subject to Great-West's right to match and payment of a termination fee to Great-West equal to approximately 3.95% of the acquisition price.

Closing is expected to occur prior to July 31, 2003 and is subject to regulatory approval, approval of two thirds of votes cast at a meeting of Canada Life common shareholders and other customary conditions.

Later this week, Canada Life shareholders will be mailed materials detailing recent developments and a reconfirmation of Canada Life's recommendation to reject Manulife's unsolicited offer. They will also be mailed, in approximately a month, full details of the Great-West Life transaction and Canada Life's reasons for recommending shareholder approval of the transaction. In the interim, shareholders are encouraged to access the "Latest Shareholder News" section of Canada Life's web site at www.canadalife.com or call our information agent, Georgeson Shareholder, toll free at the numbers indicated below.

               1-866-802-5796 (Canada & USA - English)
               1-866-860-4550 (Canada & USA - French)
               1-800-300-062 (Republic of Ireland)
               0-800-018-3047 (United Kingdom)
               416-642-7084 (Other countries, call collect)

Canada Life continues to recommend that shareholders DO NOT TENDER THEIR SHARES TO THE MANULIFE OFFER. Shareholders who may have already tendered to the Manulife offer can retrieve their shares and take advantage of the Great-West alternative by completing a withdrawal form, which is available on the Canada Life web site or from Georgeson Shareholder, who can provide assistance in completing the withdrawal.

About Canada Life
Canada Life Financial Corporation, established in 1999, is the holding company for The Canada Life Assurance Company and is traded on the Toronto Stock Exchange under the symbol "CL" and the New York Stock Exchange under the symbol "CLU". The Canada Life Assurance Company, Canada's first domestic life insurance company founded in 1847, has total assets under administration in excess of $68 billion. Headquartered in Toronto, the Company operates in Canada, the United States, the Republic of Ireland, the United Kingdom, Germany, Brazil, Hong Kong and the Caribbean.

About Great-West Lifeco Inc.
Great-West Lifeco Inc. (TSE:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses, primarily in Canada and the United States. Lifeco's subsidiaries - The Great-West Life Assurance Company and London Life Insurance Company in Canada and Great-West Life & Annuity Insurance Company in the United States - serve the financial security needs of more than 13 million people. Lifeco and its companies have $96 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.

                                      - 30 -


                                         4


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All figures in Canadian dollars.

For investor relations and media information, contact:
Brian Lynch
Vice-President, Investor Relations and Corporate Communications
(416) 597-1440, ext. 6693
brian_lynch@canadalife.com

      For media scheduling information, contact:

      Chris McAuliffe
      Senior Communications Consultant,
      Corporate Communications
      (416) 597-1440, ext. 8533
      chris_mcauliffe@canadalife.com



                                      5